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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                 FORM 8-A / A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             Dynatech Corporation
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             (Exact name of registrant as specified in its charter)






             Massachusetts                                    04-2258582
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 (State of Incorporation or Organization)                  (I.R.S. Employer
                                                            Identification No.)

3 New England Executive Park, Burlington, Massachusetts            01803
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  (Address of Principal Executive Offices)                     (zip code)



If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of
pursuant to Section 12(b) of the         securities  pursuant to Section 12(g)
Exchange Act and is effective            of the Exchange Act and is
pursuant to General Instruction          effective pursuant to General
A.(c), please check the following        Instruction A.(d), please check the
box.  [_]                                following box.  [_]


Securities Act registration statement file number to which this form relates:
        -----------------------------
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class             Name of Each Exchange on Which
      to be so Registered             Each Class is to be Registered
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        None                                       None
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Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of class)

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                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered.
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     The purpose of this filing is to remove from registration under Section
12(b) of the Securities Exchange Act of 1934 the common stock, par value $0.20 per share, (the "Former Common Stock") of Dynatech Corporation (the "Company"). Pursuant to an Agreement and Plan of Merger dated as of December 20, 1997 by and among the Company and CDRD Merger Corporation, on May 21, 1998, each share of Former Common Stock was converted into the right to receive $47.75 in cash and
0.5 shares of common stock, no par value per share, of the Company. On May 22, 1998, the New York Stock Exchange ("NYSE") suspended trading of the Former Common Stock, and, on July 15, 1998, removed the Former Common Stock from listing and registration on the NYSE.

     The description under the heading "Description of Dynatech Capital Stock" relating to the Former Common Stock in the Proxy Statement/Prospectus included in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission, as amended (File No. 333-44933) is incorporated herein by reference.

                                      -2-
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Dynatech Corporation

Dated:  July 20, 1998               By: /s/ Allan M. Kline
                                        ---------------------------
                                        Allan M. Kline
                                        Corporate Vice President